Meeting of Stockholders - Voting Results

On May 3, 2010, the Fund held its Annual Meeting of Stockholders to consider the proposals set forth below. The following votes were recorded:

Proposal 1: To approve or disapprove the proposed investment advisory agreement with Rocky Mountain Advisers, LLC.

	# of Votes Cast	% of Votes Cast
Affirmative	15,946,771	64.46%
Against	1,704,230	6.89%
Withheld	178,611	0.72%
Non Vote	6,908,705	27.93%
TOTAL	24,738,317	100.00%

Proposal 2: To approve or disapprove the proposed investment advisory agreement with Stewart Investment Advisers.

	# of Votes Cast	% of Votes Cast
Affirmative	15,939,000	64.43%
Against	1,718,948	6.95%
Withheld	171,664	0.69%
Non Vote	6,908,705	27.93%
TOTAL	24,738,317	100.00%

Proposal 3: To approve or disapprove the proposed investment sub-advisory agreement with Wellington Management LLP.

	# of Votes Cast	% of Votes Cast
Affirmative	16,580,345	67.02%
Against	1,093,050	4.42%
Withheld	156,217	0.63%
Non Vote	6,908,705	27.93%
TOTAL	24,738,317	100.00%

Proposal 4: To approve or disapprove the elimination of the Fund’s fundamental policy of investing at least 65% of its assets in financial services companies (the “Concentration Policy”).

	# of Votes Cast	% of Votes Cast
Affirmative	16,538,284	66.85%
Against	1,146,724	4.64%
Withheld	144,604	0.58%
Non Vote	6,908,705	27.93%
TOTAL	24,738,317	100.00%

Proposal 5: To approve or disapprove amending the Concentration Policy to reduce the Fund’s minimum threshold for investing in financial services companies to 25%.

	# of Votes Cast	% of Votes Cast
Affirmative	16,487,697	66.65%
Against	1,178,276	4.76%
Withheld	163,639	0.66%
Non Vote	6,908,705	27.93%
TOTAL	24,738,317	100.00%

Proposal 6: Election of Directors.

Election of Richard I. Barr as Director of the Fund

	# of Votes Cast	% of Votes Cast
Affirmative	22,626,516	91.46%
Withheld	2,111,801	8.54%
TOTAL	24,738,317	100.00%

Election of John S. Horejsi as Director of the Fund

	# of Votes Cast	% of Votes Cast
Affirmative	22,614,661	91.42%
Withheld	2,123,656	8.58%
TOTAL	24,738,317	100.00%

Election of Susan L. Ciciora as Director of the Fund

	# of Votes Cast	% of Votes Cast
Affirmative	22,619,628	91.44%
Withheld	2,118,689	8.56%
TOTAL	24,738,317	100.00%

Election of Dr. Dean L. Jacobson as Director of the Fund

	# of Votes Cast	% of Votes Cast
Affirmative	22,640,991	91.52%
Withheld	2,097,326	8.48%
TOTAL	24,738,317	100.00%

Election of Joel W. Looney as Director of the Fund

	# of Votes Cast	% of Votes Cast
Affirmative	22,634,005	91.49%
Withheld	2,104,312	8.51%
TOTAL	24,738,317	100.00%